Exhibit 99.1

Contact: Tracy McLauchlin, Chief Financial Officer IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES HOLDINGS, INC. APPOINTS JEFFREY GENDELL AS INTERIM CHIEF EXECUTIVE OFFICER

HOUSTON — August 3, 2020 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) announced today that Jeffrey L. Gendell has been appointed as Interim Chief Executive Officer, succeeding Gary S. Matthews, who has resigned as Chief Executive Officer to pursue other interests. Mr. Matthews has also resigned from the Company’s Board of Directors. Mr. Gendell, who will also continue as Chairman of the Board, is the managing member and founder of Tontine Associates, L.L.C., which together with its affiliates is the Company’s majority shareholder.

“As we planned for the future, Gary determined that this was the appropriate time for a leadership transition,” said Mr. Gendell. “On behalf of the entire Board, as well as the rest of the IES team, I would like to thank Gary for his contributions to the Company and wish him well in his future endeavors.”

Continued Mr. Gendell, “As I assume this new role, I am fortunate to be able to rely on the strong senior leadership teams at corporate and our operating segments. Despite the ongoing economic uncertainty related to COVID-19, I remain optimistic about the Company’s outlook and believe that our strong balance sheet and cash flow generation help position the Company to both manage through future economic disruptions and execute on our long-term growth strategy.”

Donald L. Luke, Chairman of the Board’s Nominating/Governance Committee, added, “The Board looks forward to working with Jeff and the IES executive team to ensure a seamless transition for our Company and its stakeholders.”

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.